UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 13, 2010

CombiMatrix Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33523	47-0899439
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6500 Harbour Heights Parkway, Suite 303
Mukilteo, Washington 98275

(Address of principal executive offices, including zip code)

(425) 493-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On January 13, 2010, our wholly owned subsidiary, CombiMatrix Molecular Diagnostics Corporation (“CMDX”), entered into an Amendment No. 3 to the Original Lease agreement (the “Amendment”) with GFE Goddard Investment, LLC for its administrative offices and laboratory facilities located in Irvine, California.  The material terms of the Amendment are as follows:

(a)                      CMDX’s existing lease for 6,897 square feet has been renewed through January 31, 2013;

(b)                     CMDX’s expanded lease for an additional 5,267 square feet beginning February 1, 2010 through January 31, 2013;

(c)                      CMDX’s lease expense for the combined leased space will increase from approximately $13,900 per month to approximately $16,500 per month through January 31, 2013 (excluding allocated common area maintenance charges).

Item 9.01 Financial Statements and Exhibits

10.1  Amendment No. 3 to the Original Lease

Forward-Looking Statements

This Current Report on Form 8-K, including its exhibits, contains forward-looking statements. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “anticipate,” “intend,” “estimate” and similar words, although some forward-looking statements are expressed differently. Forward-looking statements represent our management’s judgment regarding future events. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. All statements, other than statements of historical fact included in this Current Report on Form 8-K, are forward-looking statements. The Company cannot guarantee the accuracy of the forward-looking statements, and you should be aware that the Company’s actual results could differ materially from those contained in the forward-looking statements due to a number of factors, including the statements under “Risk Factors” contained in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMBIMATRIX CORPORATION

Dated: January 15, 2010	By:	/s/ SCOTT R. BURELL
Scott R. Burell, Chief Financial Officer